Exhibit 10.1

Amendment #4 to
SHARED SERVICES AGREEMENT

THIS AMENDMENT #4 TO SHARED SERVICES AGREEMENT (this “Amendment”), dated as of May 29, 2019, is made by and between Dell Inc., for itself and its Subsidiaries (“Dell”), and SecureWorks Corp. (f/k/a SecureWorks Holding Corporation), for itself and its Subsidiaries (“SCWX”) (each a “Party” and collectively, the “Parties”) and amends the Shared Services Agreement, dated July 20, 2015, that was entered into by and between the Parties (as amended, the “Agreement”). Capitalized terms used herein, but not defined herein, shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, Dell is providing to SCWX certain Services set forth on Service Schedules in accordance with the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the Parties desire to amend Schedule E of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Amendment, the Parties, intending to be legally bound, hereby agree as follows:

1.    Schedule E. Schedule E of the Agreement shall be amended by adding the following provision at the end of such Schedule, effective as of the first quarter of fiscal year 2020:

“Strategically Aligned Business (SAB) IT Enablement Services
Dell will provide to Spyglass strategic IT planning services, including:
- acting as single point of contact for facilitation of Spyglass’ consumption of technology services within the Dell family of businesses
- working to ensure that Spyglass has the option to utilize relevant IT-related agreements to which Dell is a party in support of Spyglass operations
- providing program management services for adoption of services provided by Dell
- serving as the single escalation point for inquiries regarding Dell Digital IT services and ongoing operations
- coordinating semi-annual cross-SAB benchmarking and collaboration sessions
$42,299/Quarter for Fiscal Year 2020. This fee will be adjusted in subsequent years based on demand by mutual agreement.”

2.    Miscellaneous. Except as amended by the terms of this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control. This Amendment and the Agreement constitute the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersede and render null and void all prior negotiations, representations, agreements, and understandings (oral and written) between the Parties with respect to such matters. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

DELL INC.

By:	/s/ Robert Linn Potts
Name:	Robert Potts
Title:	Senior Vice President and Assistant Secretary

SECUREWORKS CORP.

By:	/s/ George B. Hanna
Name:	George B. Hanna
Title:	SVP and Corporate Secretary

May 31, 2019